  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997
                                                      REGISTRATION NO. 33-69734
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                            AMENDMENT NO. 7 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                      KULICKE AND SOFFA INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
             PENNSYLVANIA                            23-1498399
                                           (I.R.S. EMPLOYER IDENTIFICATION
    (STATE OR OTHER JURISDICTION OF                    NUMBER)
    INCORPORATION OF ORGANIZATION)
                             2101 BLAIR MILL ROAD
                       WILLOW GROVE, PENNSYLVANIA 19090
                                (215) 784-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                               C. SCOTT KULICKE
                      KULICKE AND SOFFA INDUSTRIES, INC.
                             2101 BLAIR MILL ROAD
                       WILLOW GROVE, PENNSYLVANIA 19090
                                (215) 784-6000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:

 JEFFREY C. MOORE, ESQ.   JOHN C. BENNETT, JR., ESQ.   JEFFREY D. SAPER, ESQ.
   KULICKE AND SOFFA         SCOTT A. BLANK, ESQ.      JOHN T. SHERIDAN, ESQ.
    INDUSTRIES, INC.      DRINKER BIDDLE & REATH LLP WILSON SONSINI GOODRICH &
  2101 BLAIR MILL ROAD       PHILADELPHIA NATIONAL            ROSATI
     WILLOW GROVE,               BANK BUILDING       PROFESSIONAL CORPORATION
   PENNSYLVANIA 19090        1345 CHESTNUT STREET        650 PAGE MILL ROAD
     (215) 784-6000       PHILADELPHIA, PENNSYLVANIA    PALO ALTO, CALIFORNIA
                              19107 (215) 988-2700            94304-1050
                                                           (415) 493-9300

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the Underwriting Agreement is executed.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                              EXHIBIT
 -------                             -------
   5.1   Opinion of Drinker Biddle & Reath LLP.